                                                                     EXHIBIT 3.3


                          CERTIFICATE OF INCORPORATION

                              (Stock Corporation)

       We, the incorporators, certify that we hereby associate ourselves as a body politic and corporate under the Stock Corporation Act of the State of Connecticut.

       1.     The name of the corporation is CAPITOL BUILDING SPECIALTIES, INC.

       2. The name of the town in Connecticut in which the corporation is to be located is Bridgeport.

       3. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

(a) To engage in the operation of a home improvement business and the business of buying and selling real and personal property, and to do all things and perform all functions necessary and incidental in the conducting of said business as aforesaid; and otherwise to own, operate, manage, and conduct business of any and every kind not contrary to or prohibited by law.

(b) To make and execute contracts and agreements for the purchase, sale, leasing, and mortgaging, and to purchase, sell, lease, or mortgage such real and personal estate as the corporation shall have or shall need for the carrying on of its business.

(c) To acquire, own, and hold such real and personal property as may be necessary or convenient for the transaction of its business, and to lease, sublet or underlet such real property as may be necessary or convenient for the carrying on of its business.

(d) To purchase and acquire property, business rights or franchise; to incur debt; and to raise, borrow and secure the payment of money in any lawful manner, including the issuing of negotiable and transferable instruments and affidavits or indebtedness of all kinds, whether secured by mortgage, pledge, deed, trust or otherwise.

(e) To make and perform contracts of all kinds or description in carrying on its business, or for the purpose of attaining or furthering any of its business, or to do any or all things which a co-partnership or any natural person could do and execute, and which now and hereafter may be authorized by law.

       4. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

              One Hundred (100) shares, common stock, at Twenty-five $25.00) Dollars par value.

       5. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

                                      NONE

       6. The minimum amount of stated capital with which the corporation shall commence business is Twenty-five Hundred ($2500.00) dollars. (Not less than one thousand dollars.)

       7, 8.  None (Other provisions)

Dated at Bridgeport, Conn. this 29th day of July, 1961.


                                                         /s/ Hugo Puglisi
                                                         /s/ Thelma Puglisi
                                                         /s/ Bernice Goldbloom
                                                         /s/ Abraham Goldbloom
                                                                (Incorporators)


STATE OF CONNECTICUT        )
                            )SS. Bridgeport                        July 29, 1961
COUNTY OF FAIRFIELD         )

       Personally appeared HUGO PUGLISI, THELMA PUGLISI, BERNICE GOLDBLOOM and ABRAHAM GOLDBLOOM, and made oath to the truth of the foregoing certificate by them signed, before me.



                                                   /s/
                                                  ------------------------------
                                                  Commissioner of Superior Court


              (To be accompanied by Appointment of Statutory Agent for Service)

         CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION BY
                ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS
                              (Stock Corporation)

1.     The name of the corporation is CAPITOL BUILDING SPECIALTIES, INC.

2.     The Certificate of Incorporation (check one only)

                                 X  (a)    is amended only
                            -------
                                    (b)    is amended and restated
                            -------
                                    (c)    is restated only
                            -------

       by the following resolution of directors and shareholders:

        BE IT RESOLVED, that the name of the corporation is changed to

                       BISHOP BUILDING SPECIALTIES, INC.

3.     (Omit if Par. 2(a) is checked)

       (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

       (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

4. The above resolution was adopted by the board of directors and by shareholders.

5.     Vote of Shareholders:

       (a)    (Use if no shares are required to be voted as a class.)

      Number of Shares         Total Voting Power of           Vote Required              Vote Favoring
      Entitled to Vote        Shares Entitled to Vote          for Adoption                  Adoption
 =========================   =========================   ========================   =========================
            100                        100%                         51%                        100%

       (b)    (Use if any shares are required to be voted as a class.)

       Describe clearly the vote required for adoption and state the actual vote favoring adoption: include the designation and number of shares of each class entitled to vote on the resolution as a class, the voting power of each such class, and the actual vote of each such class.

Dated at Bridgeport, Conn. this 25th day of September, 1962.


                                                 /s/ Hugo Puglisi
                                                ------------------------------
                                                 President or Vice President

                                                 /s/ Abraham Goldbloom
                                                ------------------------------
                                                 Secretary or Asst. Secretary

STATE OF CONNECTICUT        )
                            )SS. Bridgeport September 25, 1962
COUNTY OF FAIRFIELD         )

       Personally appeared HUGO PUGLISI and ABRAHAM GOLDBLOOM and made oath to the truth of the foregoing certificate by them signed, before me.



                                                   /s/
                                                  ------------------------------
                                                  Commissioner of Superior
                                                  Court for Fairfield County

CERTIFICATE
AMENDING OR RESTATING CERTIFICATE
OF INCORPORATION BY ACTION OF BOARD OF DIRECTORS
AND SHAREHOLDERS (Stock Corporation)

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

================================================================================

1.     NAME OF CORPORATION                          DATE

       BISHOP BUILDING SPECIALITIES, INC.           April 30, 1979

2.     The Certificate of Incorporation is A.       AMENDED ONLY by the
                                                    following resolution:

              RESOLVED, that the name of this corporation be changed to DAY-LEE SALES, INC., and that Article 1 of the Certificate of Incorporation of this corporation be, and it hereby is, amended to read as follows:

              "1.    The name of the corporation is DAY-LEE SALES, INC."

3.     (Omit if 2A is checked)

       (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

       (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

4. The above resolution was adopted by the board of directors and by shareholders.

5.     Vote of shareholders:

       (a)    (Use if no shares are required to be voted as a class)

          NUMBER OF SHARES           TOTAL VOTING        VOTE REQUIRED         VOTE FAVORING
          ENTITLED TO VOTE           POWER               FOR ADOPTION            ADOPTION
            100                          100                 51                   100

       (b) (if the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

We hereby declare under the penalties of false statement that the statements made in the foregoing certificate are true.

------------------------------------------------------------------------------------------------
 NAME OF PRESIDENT OF VICE PRESIDENT                 NAME OF SECRETARY OR ASSISTANT SECRETARY
(Print or  Type)                                     (Print or Type)
       MICHAEL HERMAN                                SUSAN HERMAN
------------------------------------------------------------------------------------------------
 SIGNED (President or Vice President)                SIGNED (Secretary or Assistant Secretary)

 /s/ Michael Herman                                  /s/ Susan Herman
------------------------------------------------------------------------------------------------

CERTIFICATE
AMENDING OR RESTATING CERTIFICATE
OF INCORPORATION BY ACTION OF BOARD OF DIRECTORS
AND SHAREHOLDERS (Stock Corporation)

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

================================================================================

1.     NAME OF CORPORATION                         DATE

       DAY-LEE SALES, INC                          March 24, 1984

2.     The Certificate of Incorporation is A.      AMENDED ONLY by the
                                                   following resolution:

              RESOLVED, that the name of this corporation be changed to VINYL BUILDING SPECIALITIES OF CONNECTICUT, INC. and that Article 1 of the Certificate of Incorporation of this corporation be, and it hereby is, amended to read as follows:

                     "1.    The name of the corporation is VINYL BUILDING
       SPECIALTIES OF CONNECTICUT, INC."

3.     (Omit if 2A is checked)

       (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

       (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

4. The above resolution was adopted by the board of directors and by shareholders.

5.     Vote of shareholders:

       (a)    (Use if no shares are required to be voted as a class)

          NUMBER OF SHARES          TOTAL VOTING POWER    VOTE REQUIRED FOR ADOPTION   VOTE FAVORING ADOPTION
          ENTITLED TO VOTE           SHARES ENTITLED TO VOTE
                100                          100                       67                          100

       (b) (if the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

We hereby declare under the penalties of false statement that the statements made in the foregoing certificate are true.

----------------------------------------------------------------------------------------------------
 NAME OF PRESIDENT (Print or Type)                   NAME OF SECRETARY (Print or Type)
       MICHAEL HERMAN                                SUSAN HERMAN
----------------------------------------------------------------------------------------------------
 SIGNED (President or Vice President)                SIGNED (Secretary or Assistant Secretary)

 /s/ Michael Herman                                  /s/ Susan Herman
----------------------------------------------------------------------------------------------------